UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2009

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Cree, Inc. (the “Company”) has entered into a Dismissal Agreement dated February 25, 2009 (the “Dismissal Agreement”) with Honeywell International, Inc. (“Honeywell”) and the Trustees of Boston University (the “University”) relating to the lawsuit pending in the United States District Court for the Eastern District of Texas captioned Honeywell International Inc. v. Philips Lumileds Lighting Co. and Cree, Inc., Civil Action No. 2:07-CV-463 (CE).  Honeywell claimed in the lawsuit that the Company had infringed U.S. Patent No. 6,373,188 owned by Honeywell, and the Company, together with the University, asserted counterclaims against Honeywell alleging that Honeywell had infringed U.S. Patent Nos. 5,686,738 and 7,235,819 owned by the University and licensed exclusively to the Company.  Pursuant to the Dismissal Agreement, the Company, the University and Honeywell have agreed to dismiss, without prejudice, all claims, counterclaims and defenses asserted by and against each other in the lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chief Executive Officer & President

Date: March 5, 2009